UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 29, 2014 (January 23, 2014)

OxySure Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2014 OxySure Systems, Inc. (“OxySure” or the “Company”) received fully counter-executed agreements relating to the conversion of approximately $967,609 in claimed notes and other indebtedness from with an effective date of December 31, 2013.

The claimed indebtedness relate to (i) that certain Third Landlord Note issued on December 31, 2010 to Sinacola Commercial Properties, Limited (“SCP”) in the principal amount of $110,000, of which the principal was converted to restricted common stock at a conversion price of $1.00 per share, and accrued interest was converted at $.76 per share; (ii) that certain Fourth Landlord Note issued on December 31, 2010 to SCP in the principal amount of $110,715, of which the principal was converted to restricted common stock at a conversion price of $1.50 per share, and accrued interest was converted at $.76 per share; (iii) that certain Fifth Landlord Note issued on March 23, 2011 to SCP in the principal amount of $50,000, of which the principal was converted to restricted common stock at a conversion price of $1.00 per share, and accrued interest was converted at $.76 per share; (iv) that certain Sixth Landlord Note issued on March 23, 2011 to SCP in the principal amount of $50,000, of which the principal was converted to restricted common stock at a conversion price of $1.50 per share, and accrued interest was converted at $.76 per share; (v) that certain Seventh Landlord Note issued on August 15, 2011 to SCP in the principal amount of $50,050, of which the principal was converted to restricted common stock at a conversion price of $1.00 per share, and accrued interest was converted at $.76 per share; (vi) that certain Eighth Landlord Note issued on August 15, 2011 to SCP in the principal amount of $50,050, of which the principal was converted to restricted common stock at a conversion price of $1.50 per share, and accrued interest was converted at $.76 per share; and (vii) certain claimed indebtedness, which includes deferred rent and accrued interest, totaling approximately $489,703 which was converted to restricted common stock at approximately $.76 per share.

In total, the agreements require that the Company issue to SCP a total of approximately 1,268,167 shares of restricted common stock, which includes the common stock issuable pursuant to the note conversions, and which also includes approximately 220,013 shares of restricted common stock related to considerations provided to the Company by SCP pursuant to a lease extension (“Lease Extension”) entered into with SCP simultaneously with the conversions. The Lease Extension extends the Company’s prior long term, non-cancelable lease, entered into in March 2007 (“Original Lease”) at its headquarters and production facility located at 10880 John W. Elliot Drive, Suite 600, Frisco, Texas 75033, to December 31, 2017. In terms of the Lease Extension, the Company’s future base rent (“Base Rent”) will be as follows:

			Base Rent Rate
	Monthly Base Rent		Per Square Foot / Year
January 1, 2014 through December 31, 2015	$16,200	1	$12.00
January 1, 2016 through December 31, 2017	$17,550		$13.00

1.	Notwithstanding any provision herein to the contrary, the Base Rent for January 2014 and February 2014 has been conditionally abated.

The restricted common stock issued to SCP has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information set forth above is qualified in its entirety by reference to the actual terms of that certain letter agreement dated December 31, 2013 between the Company and SCP and that certain third amendment to office lease agreement dated December 31, 2013 between the Company and SCP.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the common stock to SCP is determined to be exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 7.01. Regulation FD Disclosure.

On January 27, 2014, the Company issued a press release announcing the conversions and Lease Extension. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2014

OXYSURE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Julian T. Ross
Julian T. Ross
ITS:	Chief Executive Officer, President
Chief Financial Officer, and Secretary

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